Exhibit 99.1

May 12, 2025

COMPANY CONTACT
FutureFuel Corp.
Roeland Polet
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel Releases First Quarter 2025 Results

Reports Net Loss of $17.6 Million or $0.40 per Diluted Share, and Adjusted EBITDA of ($16.1) Million

CLAYTON, Mo. (May 12, 2025) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the first quarter ended March 31, 2025.

First quarter 2025 Financial Highlights (all comparisons are with the first quarter of 2024)

●	Revenues were $17.5 million, a decrease of 70% or $40.7 million compared to $58.3 million.
●	Net loss was $17.6 million, or $0.40 per diluted share, down from a net income of $4.3 million, or $0.10 per diluted share.
●	Adjusted EBITDA(1) was ($16.1) million, down from $7.1 million.

(1)  A non-GAAP financial measure.  See “Non-GAAP Financial Measures” for a description of the measure and a reconciliation to the applicable GAAP measure.

“FutureFuel experienced lower biofuel volumes in the first quarter, primarily due to the turnaround of our main production facilities in Batesville, Arkansas. This strategic maintenance period—originally scheduled for later in the year—was advanced to align with anticipated weakness in biodiesel margins. The turnaround, which ran from December through March, was aimed at significantly enhancing plant reliability, quality capabilities, and usable capacity. Following the turnaround, chemical operations resumed in mid-March, and biodiesel production restarted at the end of March.

Unlike newer entrants to the market, FutureFuel has been producing renewable fuels since 2005. With two decades of experience, we have developed deep expertise in navigating the inherent cyclicality of the biodiesel business. Historically, periods of low biodiesel margins have proven temporary: economic pressures force less-efficient capacity offline, which improves both credit pricing and feedstock costs—ultimately restoring biodiesel profitability. Throughout these cycles, FutureFuel has remained focused on maintaining advantaged margins and emphasizing operational efficiency during downturns.

FutureFuel is actively engaging with Biodiesel industry groups like SABR (www.sabrcoalition.org) which advocates for clarity regarding IRA 45Z and the reinstatement of the blenders' tax credit 40 A. The biodiesel industry is a critical component of the nation’s fuel supply and plays an integral role in achieving our national renewable fuel goals and obligations.

While we are not immune to the industry’s headwinds, our plant’s ability to process a wide range of feedstocks gives us a structural advantage over many peers. These flexible operating conditions—combined with the steady contribution from our chemicals segment—allow us to sustain through challenging markets and capture superior economics during recovery. As the industry and regulators engage to clarify elements of the Clean Fuel Producers Tax Credit (IRA 45Z), which replaced the Blenders Tax Credit (BTC 40A) as of January 1, 2025, we continue to invest in growth. Our new backward-integrated capacity project remains on track and is expected to come online in late summer 2025. We anticipate it will begin contributing revenue by the end of the third quarter.

We are also pleased to welcome Pam Butcher to the FutureFuel Board of Directors. Pam brings extensive leadership experience in the chemical industry and will play a key role in advancing our growth strategy. She joins Richard Rowe and Bruce Greer, both of whom joined the Board last year, as part of our continued commitment to strengthening our strategic leadership.” said Roeland Polet, Chief Executive Officer for FutureFuel Corp.

2025 Cash Dividends

In the first three months of 2025, FutureFuel paid a regular quarterly cash dividend in the amount of $0.06 per share on our common stock. The remaining 2025 quarterly dividends of $0.06 per share will be paid in June, September, and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures (see “Non-GAAP Financial Measures” for additional information), include all dollar amounts in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three Months Ended March 31,
			Dollar	%
	2025	2024	Change	Change
Revenue	$17,538	$58,281	$(40,743)	(70)%
(Loss) income from operations	$(18,838)	$2,198	$(21,036)	na
Net (loss) income	$(17,643)	$4,330	$(21,973)	na
(Loss) earnings per common share:
Basic	$(0.40)	$0.10	$(0.50)	na
Diluted	$(0.40)	$0.10	$(0.50)	na
Adjusted EBITDA	$(16,057)	$7,108	$(23,165)	na

Financial Results Q1 2025 versus Q1 2024

Consolidated sales revenue in the three months ended March 31, 2025 decreased $40,743 compared to the three months ended March 31, 2024. This decline was from lower sales volumes in the biofuel segment of $29,856 driven by the extended plant turnaround to improve reliability and product quality.  The turnaround which was further extended by severe weather conditions, also reduced the chemical segment sales volumes by $7,949. Sales revenue was also reduced $2,193 in the biofuel segment from lower prices.  The renewable fuel market continues to be negatively impacted by the expiration of the BTC and lack of clarity on the clean fuel production credit (CFPC).

Income from operations in the three months ended March 31, 2025 decreased $21,036 as compared to the same period of 2024, due primarily to: (i) reduced throughput due to the issues noted above, (ii) increased spend on parts and contract labor for the turnaround, and (iii) a reduced benefit from the change in the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting. This adjustment increased gross profit $625 in the current three-month period as compared to an increase of $3,028 in the same period of the prior year.

Capital Expenditures

Capital expenditures were $4,003 in 2025, compared with $2,273 in the same period in 2024. Capital expenditures in 2025 increased primarily from construction of a custom chemical plant that is expected to be completed in the middle of the year.

Cash and Cash Equivalents

Cash and cash equivalents totaled $97,071 as of March 31, 2025, compared with $109,541 as of December 31, 2024.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time-to-time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2024, and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, non-cash gains or losses on derivative instruments, and other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and non-cash gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$97,071	$109,541
Accounts receivable, inclusive of the blenders' tax credit of $0 and $6,683, respectively and net of allowances for credit losses of $27 and $29, respectively	7,928	21,896
Inventory, net	26,664	20,643
Other current assets	11,714	12,706
Total current assets	143,377	164,786
Property, plant and equipment, net	79,806	78,538
Other assets	4,486	4,367
Total noncurrent assets	84,292	82,905
Total Assets	$227,669	$247,691
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $890 and $890, respectively	$6,717	$10,622
Dividends payable	8,071	10,699
Other current liabilities	15,748	11,986
Total current liabilities	30,536	33,307
Deferred revenue – long-term	6,093	6,324
Other noncurrent liabilities	2,636	2,239
Total noncurrent liabilities	8,729	8,563
Total liabilities	39,265	41,870
Commitments and contingencies
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,803,243 shares issued and outstanding as of March 31, 2025 and December 31, 2024	4	4
Additional paid in capital	205,661	205,434
Retained earnings (accumulated deficit)	(17,261)	383
Total Stockholders’ Equity	188,404	205,821
Total Liabilities and Stockholders’ Equity	$227,669	$247,691

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Net Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Revenue	$17,538	$58,281
Cost of goods sold and distribution	32,101	53,274
Gross (loss) profit	(14,563)	5,007
Selling, general, and administrative expenses	2,884	1,903
Research and development expenses	1,391	906
Total operating expenses	4,275	2,809
(Loss) income from operations	(18,838)	2,198
Interest and dividend income	1,237	2,800
Other (expense) income, net	(36)	(36)
Other income, net	1,201	2,764
(Loss) income before income taxes	(17,637)	4,962
Income tax provision	6	632
Net (loss) income	$(17,643)	$4,330

(Loss) earnings per common share
Basic	$(0.40)	$0.10
Diluted	$(0.40)	$0.10
Weighted average shares outstanding
Basic	43,803,243	43,763,243
Diluted	43,803,243	43,763,243

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$(17,643)	$4,330
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,328	2,615
Amortization of deferred financing costs	26	26
Provision for deferred income taxes	-	626
Change in fair value of derivative instruments	259	2,274
Stock based compensation	226	22
Gain on disposal of property, plant, and equipment	(31)	-
Noncash interest expense	9	9
Changes in operating assets and liabilities:
Accounts receivable	13,968	4,047
Accounts receivable – related parties	-	(7)
Inventory	(6,021)	(22,758)
Income tax receivable	6	5
Prepaid expenses	1,075	1,149
Prepaid expenses – related parties	(12)	-
Other assets	(6)	(289)
Accounts payable	(3,404)	(5,753)
Accounts payable – related parties	(94)	-
Accrued expenses and other current liabilities	3,616	2,354
Deferred revenue	(85)	(861)
Other noncurrent liabilities	388	-
Net cash used in operating activities	(5,395)	(12,211)
Cash flows from investing activities
Collateralization of derivative instruments	(110)	(1,212)
Proceeds from the sale of property and equipment	31	-
Capital expenditures	(4,003)	(2,273)
Net cash used in provided by investing activities	(4,082)	(3,485)
Cash flows from financing activities
Payment of dividends	(2,628)	(2,626)
Deferred financing costs	(365)	-
Net cash used in financing activities	(2,993)	(2,626)
Net change in cash and cash equivalents	(12,470)	(18,322)
Cash and cash equivalents at beginning of period	109,541	219,444
Cash and cash equivalents at end of period	$97,071	$201,122

Cash dividends declared in the current period, not paid	$-	$109,408
Noncash capital expenditures	(407)	536

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended
	March 31,
	2025	2024
Net (loss) income	$(17,643)	$4,330
Depreciation	2,328	2,615
Non-cash stock-based compensation	226	22
Interest and dividend income	(1,237)	(2,800)
Non-cash interest expense and amortization of deferred financing costs	35	35
Gain on disposal of property and equipment	(31)	-
Unrealized loss on derivative instruments	259	2,274
Income tax provision	6	632
Adjusted EBITDA	$(16,057)	$7,108

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Three Months Ended
	March 31,
	2025	2024
Net cash used in operating activities	$(5,395)	$(12,211)
Deferred income taxes, net	-	(626)
Interest and dividend income	(1,237)	(2,800)
Income tax provision	6	632
Changes in operating assets and liabilities, net	(9,431)	22,113
Adjusted EBITDA	$(16,057)	$7,108

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Revenue
Custom chemicals	$8,409	$15,427
Performance chemicals	956	2,632
Chemical revenue	9,365	18,059
Biofuel revenue	8,173	40,222
Total Revenue	$17,538	$58,281

Segment gross (loss) profit
Chemical	$(5,729)	$4,021
Biofuel	(8,834)	986
Total gross (loss) profit	$(14,563)	$5,007

As of March 31, 2025, FutureFuel held 2.3 million RINs with a fair market value of $2,077 and no cost. Comparatively, at March 31, 2024, FutureFuel held 2.0 million RINs with a fair market value of $1,624 and no cost.